UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51171	04-3514457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Boylston Street

Eighth Floor

Boston, MA 02116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (617) 600-3497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 26, 2016, EPIRUS Biopharmaceuticals, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) indicating that Nasdaq has determined that the Company’s common stock, $0.001 par value per share (the “Common Stock”) will be delisted from Nasdaq, for the reasons noted below.  In accordance with its determination, Nasdaq will cease the trading of the Common Stock at the opening of business on August 4, 2016 and will file a Form 25 - Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 with the U.S. Securities and Exchange Commission to remove the Common Stock from listing and registration on Nasdaq.

As indicated in the letter, Nasdaq’s determination is due to: (i) the Company’s filing of a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. in the United States Bankruptcy Court for the District of Massachusetts on July 25, 2016, (ii) its concerns regarding the residual equity interest of the Company’s existing listed security holders due to the filing of the bankruptcy petition and (iii) its concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq, including the $1 minimum bid price. Nasdaq had previously notified the Company, on June 27, 2016, that it had failed to maintain such minimum bid price for 30 consecutive trading days.

The Company does not intend to appeal Nasdaq’s determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2016	EPIRUS BIOPHARMACEUTICALS, INC.

	By:	/s/ Robert Ticktin
	Name:	Robert Ticktin
	Title:	Former General Counsel